Exhibit 10.1

EXECUTION VERSION

VECTOR GROUP LTD.

Amendment to The

Vector Group Ltd. Supplemental Retirement Plan

This amendment (the “Amendment”) to the Vector Group Ltd. Supplemental Retirement Plan (as amended, the “SERP”), was adopted by the Board of Directors of Vector Group Ltd. (the “Company”) on October 7, 2024 (the “Amendment Effective Date”). Capitalized terms used and not defined herein have the meanings set forth in the SERP.

1.	Section 1.16. Section 1.16 of the SERP is hereby amended to add the following proviso at the end of the “Normal Retirement Date” definition:

“; provided further that Mr. Kirkland’s Normal Retirement Date shall be the earlier of (x) January 1, 2026 and (y) the date of the closing of the transactions contemplated by that Agreement and Plan of Merger, dated as of August 21, 2024, by and among JTI (US) Holding Inc., Vapor Merger Sub Inc. and the Company (the “Merger Agreement”).”

2.	Section 5.2. The last sentence of Section 5.2 of the SERP is hereby amended and restated as follows:

“All payments due and owing for the six month period shall be paid on the first day following the six month anniversary of the Participant’s date of termination and such amounts shall be credited with the post-retirement interest rate of (i) 7.5% for any period of delay prior to December 31 of the year of Closing (as defined in the Merger Agreement) and (ii) the prime lending rate as published in The Wall Street Journal and in effect as of the date the payment should otherwise have been provided for any remaining period of delay.”

3.	Effect on the Plan. Except as specifically amended by this Amendment, the SERP shall remain in full force and effect.

4.	Governing Law. This Amendment shall be governed by and construed according to the laws of the United States and the State of New York, excluding the provisions of any such laws that would require the application of the laws of another jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the Amendment Effective Date.

VECTOR GROUP LTD.

By:	/s/ Howard M. Lorber
	Name:	Howard M. Lorber
	Title:	President and Chief Executive Officer

[Signature Page to Amendment to SERP]